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                                                                                              EXHIBIT 11

                              HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                              COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

========================================================================================================
                                                                 For the nine months ended September 30,
                                                                        1997                   1996
--------------------------------------------------------------------------------------------------------
Net earnings                                                     $     39,131,000       $    24,236,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Primary:

  Weighted average Common Stock and common stock
    equivalents outstanding                                            46,471,000            44,350,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
  Earnings per share                                             $           0.84       $          0.55
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                               46,007,000            42,970,000

  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock method)         1,312,000             1,212,000

  Net changes in Common Stock for issuance                               (848,000)              168,000
                                                                 ----------------       ---------------
  Weighted average Common Stock and common stock
    equivalents outstanding                                            46,471,000            44,350,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Fully Diluted:

  Weighted average Common Stock and common stock
    equivalents outstanding                                            46,649,000            44,553,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
  Earnings per share                                             $           0.84       $          0.54
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                               46,007,000            42,970,000

  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock method)         1,291,000             1,398,000

  Net changes in Common Stock for issuance                               (649,000)              185,000
                                                                 ----------------       ---------------
  Weighted average Common Stock and common stock
    equivalents outstanding                                            46,649,000            44,553,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------

Note:  Share and option amounts have been restated for all periods presented to include the shares and options of AVEMCO Corporation  prior to its combination with the Company (see notes 1 and 3 to the condensed consolidated financial statements).
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                                                                                              EXHIBIT 11

                              HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                              COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

========================================================================================================
                                                                For the three months ended September 30,
                                                                        1997                   1996
--------------------------------------------------------------------------------------------------------
Net earnings                                                     $     17,118,000       $    13,179,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Primary:

  Weighted average Common Stock and common stock
    equivalents outstanding                                            47,122,000            44,356,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
  Earnings per share                                             $           0.36       $          0.30
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                               46,007,000            42,970,000

  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock method)         1,292,000             1,370,000

  Net changes in Common Stock for issuance                               (177,000)               16,000
                                                                 ----------------       ---------------

  Weighted average Common Stock and common stock
    equivalents outstanding                                            47,122,000            44,356,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Fully Diluted:

  Weighted average Common Stock and common stock
    equivalents outstanding                                            47,201,000            44,419,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
  Earnings per share                                             $           0.36       $          0.30
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                               46,007,000            42,970,000

  Additional dilutive effect of outstanding options (as
    determined by the application of the treasury stock method)         1,292,000             1,431,000

  Net changes in Common Stock for issuance                                (98,000)               18,000
                                                                 ----------------       ---------------

  Weighted average Common Stock and common stock
    equivalents outstanding                                            47,201,000            44,419,000
                                                                 ----------------       ---------------
                                                                 ----------------       ---------------
Note:  Share and option amounts have been restated for all periods presented to include the shares and options of AVEMCO Corporation prior to its combination with the Company (see notes 1 and 3 to the condensed consolidated financial statements).
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